                                                                  EXHIBIT 2.2(b)

                               FIRST AMENDMENT TO
                            ASSET EXCHANGE AGREEMENT

     THIS AMENDMENT (the "Amendment") is made and entered into this 20th day of February, 1996 amends that certain Asset Exchange Agreement by and between Paracelsus Halstead Hospital, Inc. ("PHH"), Paracelsus Elmwood Medical Center, Inc. ("PEMC"), Paracelsus Peninsula Medical Center, Inc. ("PPMC"), Paracelsus Real Estate Corporation ("PREC"), Pioneer Valley Hospital, Inc. ("PVH") and Medical Center of Santa Rosa, Inc. ("MCSR") dated November 28, 1995 (the "Agreement").

                                    RECITALS:

     A. Other than letter amendments to the Agreement which establish deadlines for the parties to agree to the disclosure schedules to the Agreement and which extend the "drop dead" date, there have been no amendments to the Agreement as of the date hereof.

     B. The parties would like to add a provision to the Agreement which relates to the emergency services business associated with Santa Rosa Medical Center in Santa Rosa, Florida.

     C. The parties would like to clarify the Agreement so as to reflect their mutual agreement as to (i) the taking of physical inventory prior to the Closing and (ii) the procedure by which the real property associated with the Louisiana Hospital and the Kansas Hospital as currently held by AHP will be conveyed to C/HCA.

                                    AGREEMENT

     NOW, THEREFORE, for the consideration recited in the Agreement and the promises and covenants contained therein and herein, the parties hereto agree as follows:

     1. NEW PROVISION. A new Section 11.24 shall be added to the Agreement as follows:

     "11.24.1  COVENANT RELATING TO AMBULANCE SERVICES.  For a period of two
(2) years from and after the date hereof (or such lesser period to the maximum extent permitted by applicable law), neither PPMC, PREC, MCSR, any affiliate thereof, nor any entity controlled (directly and indirectly) by such entities shall, directly or indirectly, within, into or from the Territory (as defined below), engage in any aspect of the ambulance, paramedic, emergency response transport service business (the "Ambulance Service Business") in competition with Rural/Metro Corporation (the parent of the corporation which is buying the emergency services business from an affiliate of MCSR) or any of its subsidiaries. For purposes of this Agreement, the term "Territory" shall mean the counties of Escambia and Santa Rosa, Florida.

     Notwithstanding the above, the Ambulance Service Business shall not be deemed to include inter-facility transports or non-emergency transports. For purposes of this Agreement, "inter-facility transports" shall mean those transports to or from the Santa Rosa Medical Center to or from such other health care facilities including but not limited to physician office buildings, skilled nursing facilities, rehabilitation facilities, nursing homes, boarding houses, etc. and "non-emergency transports" shall mean those transports of patients to Santa Rosa Medical Center for which an emergency transport vehicle is not required.

     If at any time during the two year term of this covenant, it is determined that the provider of the Ambulance Service Business in Santa Rosa County is in breach of its agreement with the Santa Rosa County for the provision of Ambulance Service Business, then the term of this covenant shall terminate effectively with such determination, and neither PPMC, PREC, MCSR, any affiliate thereof, nor any entity controlled (directly or indirectly) by such entities shall thereafter be bound by this Section 11.24 and the same shall no longer be effective.

     11.24.2 REASONABLENESS AND REMEDIES. Each of the parties hereto specifically acknowledge that the geographic regions contained in Section
11.24.1 hereof, and the length of time restrictions in Section 11.24.1 hereof are necessary and reasonable. Each party hereby acknowledges and agrees that the restrictions set forth in this Amendment are reasonable and necessary, and that any violation thereof would result in substantial and irreparable injury to the other parties and such other parties may not have an adequate remedy at law with respect to any such violation. Accordingly, each party agrees that, in the event of any actual or threatened violation thereof, any party affected by such violation or threatened violation shall have the right and privilege to obtain, without the necessity of posting bond therefor, and in addition to any other remedies that may be available, equitable relief, including temporary and permanent injunctive relief, to cease or prevent any actual or threatened violation of any provision hereof.

     11.24.3 ASSIGNMENT. It is expressly agreed that any of the parties hereto may assign the benefits of this Section 11.24 (but not the obligations set forth in Section 11.24.1) to an affiliate or other third party giving valid consideration for such assignment without the prior written consent of the other parties and further that any such assignee shall have the right to enforce the obligations set forth in this Section 11.24.

     11.24.4 INDULGENCES. Neither any failure nor any delay on the part of any of the parties hereto (or their assignees as set forth in Section 11.24.3) to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence."

     2. SUPPLIES. The parties agree that the physical inventories contemplated by Section 2.10.1 and Section 2.11.1 may be completed at any time on or after December 31, 1995; provided that each party maintains a perpetual rolling count thereafter in sufficient detail to allow the party who will be receiving the supplies at the Closing to track the movement of the inventory from the date of its physical count to the Closing.

     3. PROCEDURE TO CONVEY REAL PROPERTY. The Agreement is hereby amended as appropriate to effect the following amendment, provided, however, that nothing herein shall in any way diminish or limit the representations and warranties of the parties to the Agreement or the quality of title to the property exchanged by such parties pursuant to the terms of the Agreement.

          PHH and PEMC shall merge into PPVH, a newly formed corporation, immediately prior to Closing. PPVH shall acquire the Louisiana Real Property from AHPNO and the Kansas Real Property from AHPKS prior to Closing. At Closing PPVH, as the successor to PHH and PEMC and as the fee owner of the Louisiana Real Property and the Kansas Real Property, shall exchange the Louisiana Assets and the Kansas Assets with PVH for the Pioneer Assets. At the Closing, PPVH shall deliver the conveyance documents to PVH that PHH, PEMC, AHPNO and AHPKS were to provide under the terms of the Agreement. In addition, PPVH shall provide such other instruments and documents as C/HCA reasonably deems necessary to evidence the merger of PHH and PEMC, its ownership of the Louisiana Assets and the Kansas Assets and to effect the transactions contemplated hereby. As a result of this revised structure, counsel for AHPNO and AHPKS shall not be required to deliver a legal opinion as contemplated by the Agreement. Attached hereto as EXHIBIT A is an outline of the amendment to the structure of this transaction.

     4. COUNTERPART SIGNATURE. This amendment may be executed in one or more counterparts, each of which shall be an original but all of which shall constitute one agreement.

     5. DEFINITIONS. Any terms left undefined in this Amendment will have the meaning ascribed to them as set forth in the Agreement.

     IN WITNESS WHEREOF, each of the parties has signed this Amendment on the date first above written.


                                        PARACELSUS HALSTEAD HOSPITAL, INC.

                                        By: /s/ Robert C. Jay
                                           -------------------
                                        Title: Vice President
                                              ----------------


                                        PARACELSUS ELMWOOD MEDICAL CENTER, INC.

                                        By: /s/ Robert C. Jay
                                           -------------------
                                        Title: Vice President
                                              ----------------


                                        PARACELSUS PENINSULA MEDICAL CENTER,
                                        INC.

                                        By: /s/ Robert C. Jay
                                           -------------------
                                        Title: Vice President
                                              ----------------


                                        PARACELSUS REAL ESTATE CORPORATION

                                        By: /s/ Robert C. Jay
                                           -------------------
                                        Title: Vice President
                                              ----------------

                                        PIONEER VALLEY HOSPITAL, INC.

                                        By: /s/ V. Carl George
                                           -------------------
                                        Title: Vice President
                                              ----------------


                                        MEDICAL CENTER OF SANTA ROSA, INC.

                                        By: /s/ V. Carl George
                                           -------------------
                                        Title: Vice President
                                              ----------------

                                    EXHIBIT A


                  REAL AND PERSONAL PROPERTY TRANSFER STRUCTURE
                             COLUMBIA -- PARACELSUS

Asset Exchange Agreement

          Capitalized terms not defined herein but defined in the Asset Exchange Agreement shall have the same meaning herein as set forth therein.

     A.   Kansas Business and Louisiana Business in exchange for Pioneer
          Business

          1. Kansas Real Property and Kansas Business to be owned by Paracelsus Pioneer Valley Hospital, Inc., a Utah corporation and successor by merger to PHH and PEMC ("PPVH") as of Closing

          2. Louisiana Real Property and Louisiana Business to be owned by PPVH as of Closing

          3. Exchange of Pioneer Real Property, by Pioneer Valley Hospital, Inc., a Utah corporation ("Pioneer"), and remainder of Pioneer Business by Pioneer with PPVH for the Louisiana Real Property, Louisiana Business, Kansas Real Property and Kansas Business

               a. The Pioneer Real Property and Pioneer Business will be transferred by Pioneer as follows:

                    (1) Conveyance of fee title from Pioneer by special warranty deed to PPVH of the following:

                    (A) Parcels 2, 3, 4, 5, 6 and 7 (3449 and 3460 S. Pioneer Parkway, and 4052 W. Pioneer Parkway), all as set forth in Commitment No. 13985-A

                    (B) Parcels 1 and 2 (vacant land at 3381 South 4000 West) as set forth in Commitment No. 13985-B

                    (2) Assignment of the following leases (with consents of lessors) from Pioneer to PPVH:

                    (A) Lease by Pioneer of Parcel 1 (3336 S. Pioneer Parkway) as set forth in Commitment No. 13985-A between National Health Investors, Inc., a Maryland corporation ("NHI"), as lessor, and Pioneer, as lessee

                    (B) Lease described in Commitment No. 14160 (Salt Lake Industrial Clinic), owned by Boyer-Salt Lake Industrial Partnership

                    (C) Such other leases as are listed in Schedule 5.9 of the Asset Exchange Agreement

                    (3) Conveyance of remainder of Pioneer Business by Pioneer to PPVH, as set forth in the Asset Exchange Agreement, from Pioneer to PPVH

               b. The Louisiana Real Property, Louisiana Business, Kansas Real Property and Kansas Business will be conveyed from PPVH(1) as follows:

                    (1) Conveyance of fee title by special warranty deed from PPVH to Pioneer of the following:

                         (a) A-1, A-2 and B (Elmwood Medical Center and Popeye's Building) as set forth in Commitment No. 1508.521

                         (b) The land described in Commitment No. T4145 (Halstead Hospital)

                    (2) Assignment from PPVH to Pioneer of the leases for the Kansas Real Property and Louisiana Real Property set forth in Schedule 4.9 of the Asset Exchange Agreement

                    (3) Conveyance of remainder of Louisiana Business and Kansas Business, as set

- ---------------

     (1) The Exchange Agreement contemplates that AHPNO and AHPKS will convey these properties.

                         forth in the Asset Exchange Agreement, from PPVH to Pioneer

     B. Exchange of Santa Rosa Real Property for Florida Real Property between Paracelsus Real Estate Corporation, a California corporation ("PREC") and Medical Center of Santa Rosa, Inc., a Florida Corporation ("Santa Rosa"), and exchange of remainder of Santa Rosa Business for remainder of Florida Business between Paracelsus Peninsula Medical Center, Inc., a Florida corporation ("PPMC") (or Paracelsus Santa Rosa Medical Center, Inc. if PPMC's name is changed prior to Closing) and Santa Rosa

          1. PREC leases the Florida Real Property to PPMC. Concurrently with the Closing, this lease will be terminated.

          2. PREC and PPMC will transfer the Florida Real Property and Florida Business to Santa Rosa as follows:

               a. Conveyance by special warranty deed by PREC to Santa Rosa of the land described in Commitment No. FL014-10-N68806 (Peninsula Medical Center)

               b. Assignment of the PPMC leases described in Schedule 4.9 of the Asset Exchange Agreement

               c. Conveyance of Florida Business from PPMC to Santa Rosa as set forth in the Asset Exchange Agreement

          3. Santa Rosa will transfer the Santa Rosa Real Property to PREC as follows:

               a. Assignment by Santa Rosa to PREC of lease relating to Parcel 3 as described in Commitment No. 95-3179-A-PF (Lots 1-6 of Berryhill Medical Park a/k/a 1540, 1550 and 1560 Berryhill
                    Road)

               b. Assignment of lease with Santa Rosa County by Santa Rosa to PREC covering Parcel I as described in Commitment No. 95-3179-A-PF (the Santa Rosa Medical Center Building)

          4. Santa Rosa will transfer the Santa Rosa Business to PPMC as follows:

               a.   Assignment of the Santa Rosa leases set forth in Schedule
                    5.9 of the Asset Exchange Agreement

               b. Conveyance of Santa Rosa Business from Santa Rosa to PPMC as set forth in the Asset Exchange Agreement